Exhibit 10.4

September 10, 2012

Mr. Paul Arena
Chief Executive Officer
Augme Technologies, Inc.
350 7th Avenue, 2nd Floor
New York, NY 10001

Dear Paul,

I hereby resign as Chief Operating Officer of Augme Technologies, Inc., and its wholly-owned subsidiary Hipcricket, Inc. (collectively the “Company”) effective immediately. My resignation is not because of a disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

With Regards,

/s/ Robert F. Hussey
Robert F. Hussey